Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

New Issue Computational Materials

$229,865,170 (Approximate)

GMACM Home Loan-Backed Term Notes,

Series 2006-HLTV1

Residential Asset Mortgage Products, Inc.

Depositor

GMACM Home Loan Trust 2006-HLTV1

Issuing Entity

GMAC Mortgage Corporation

Sponsor, Originator and Servicer

March 16, 2006

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE 1-866-803-9204. .

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and securities having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

$229,865,170 (Approximate)

Issuing Entity:	GMACM Home Loan Trust 2006-HLTV1.
Offered Securities:	GMACM Home Loan-Backed Term Notes, Series 2006-HLTV1.
Certificates:	GMACM Home Loan-Backed Certificates, Series 2006-HLTV1. The certificates are not being offered.
Depositor:	Residential Asset Mortgage Products, Inc.
Sponsor, Originator and Servicer:

GMAC Mortgage Corporation (“GMACM”), a Pennsylvania corporation, is the originator of all of the home loans. GMACM will be the seller of some of the home loans and the remainder of the home loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired the home loans from GMACM. GMACM will also be the servicer of the home loans. The Servicer will be obligated to service the home loans pursuant to the servicing agreement to be dated as of the closing date, among the servicer, the issuer and the indenture trustee.

Indenture Trustee:	JPMorgan Chase Bank (the “Indenture Trustee”).
Owner Trustee:	Wilmington Trust Company.
Credit Enhancer:	Financial Guaranty Insurance Company (the “Credit Enhancer” or “FGIC”).
Underwriter:	Bear Stearns & Co. Inc.
Co-Manager:	Residential Funding Securities Corporation.
Cut-off Date:	March 1, 2006.
Closing Date:	March 30, 2006.
The Notes:

Approximately $229,865,170 Home Loan-Backed Term Notes, Series 2006-HLTV1, are being offered (the “Notes”). The Notes will be issued pursuant to an indenture to be dated as of March 30, 2006 between the Issuer and the Indenture Trustee.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Characteristics of the Notes(a),(b),(c),(d),(e)(g)

Offered Securities	Original Principal Balance	Coupon	Avg Life to Call (years)	Principal Lockout (months)	Principal Window (months)	Expected Maturity Date	Legal Maturity Date	Ratings (Moody’s/S&P)
Class A-1 Notes	$94,023,000	Floater (f)	0.80	0	20	11/25/2007	01/25/2021	Aaa / AAA
Class A-2 Notes	$28,687,000	Fixed	2.00	19	10	08/25/2008	02/25/2023	Aaa / AAA
Class A-3 Notes	$36,622,000	Fixed	3.00	28	17	12/25/2009	05/25/2025	Aaa / AAA
Class A-4 Notes	$41,632,000	Fixed	5.00	44	36	11/25/2012	07/25/2027	Aaa / AAA
Class A-5 Notes	$28,901,170	Fixed	7.64	79	15	01/25/2014	05/25/2029	Aaa / AAA
Total Notes	$229,865,170

(a)	Balances subject to a 5% variance.
(b)	100% Prepayment Assumption (“PPC”): ramp from 5.00% CPR in month 1 to 25.00% CPR in month 15. On and after month 15, 25.00% CPR (flat);
(c)	Transaction priced to 10% clean-up call; The coupon applicable to the Class A-5 Notes will increase by 0.50% per annum if the 10% clean-up call is not exercised;
(d)	P&I guarantee by FGIC (subject to certain limitations);
(e)

Except for the Class A-5 Notes, it was assumed that the expected maturity date for each class of Notes would be the Payment Date in which the principal balance of each such class is reduced to zero based on the 100% PPC and no losses. For the Class A-5 Notes the expected maturity date assumes the 10% clean up call was exercised.

(f)	The lesser of (a) One-Month LIBOR plus [0.__ ]% and (b) 8.00% per annum.
(g)

The Legal Maturity Date shown is the date on which the principal balance of such class is reduced to zero based on 0%PPC and in the case of the Class A-5 Notes, assuming the 10% clean-up call is not exercised.

Offering:	The Notes will be issued publicly from the Depositor’s shelf registration.

Form of Registration:	Book-entry form, same day funds through DTC and Euroclear.

The Certificates:

The trust will also issue GMACM Home Loan-Backed Certificates, Series 2006-HLTV1, which will not be offered. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust.

The Trust:

The depositor will establish the GMACM Home Loan Trust 2006-HLTV1, a Delaware statutory trust, to issue the Notes. The assets of the trust will include the home loans and related assets. Approximately 98.9% of the home loans will be secured by liens on the mortgaged properties in which the borrowers have no equity in the mortgaged property. For each of those home loans, the combined loan-to-value ratio equals or exceeds 100% at the time of origination of the home loan.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

In addition to the home loans conveyed to the trust on the closing date, the trust will also include a financial guarantee insurance policy provided by FGIC, which will guarantee certain payments on the Notes.

Payments of interest and principal on the Notes will be made only from payments received in connection with the home loans and the financial guarantee insurance policy to the extent described herein.

The Home Loan Pool:

Unless we indicate otherwise, the statistical information we present in these computational materials is approximate and reflects the pool of home loans as of the cut-off date. The pool will consist of closed-end, fixed rate, home equity loans expected to have an aggregate outstanding principal balance as of the cut-off date of $229,865,170.

A substantial majority of the Home Loans will have a combined loan-to-value ratio in excess of 100%.

Approximately 99.9% of the home loans are secured by second or more junior mortgages or deeds of trust. The home loans provide for substantially equal payments in an amount sufficient to amortize the principal balance of the home loans over their terms.

Approximately 21.3% of the home loans are subject to special rules, disclosure requirements and other regulatory provisions of the federal Home Ownership and Equity Protection Act of 1994.

Prepayment Pricing
Speed Assumption:

A constant prepayment of 5% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and increases each month thereafter until it reaches 25% on the fifteenth month. Beginning in the fifteenth month and thereafter during the life of such loans, a constant prepayment rate of 25% per annum.

Payment Date:	The 25th day of each month (or the next succeeding business day), commencing April 25, 2006.

Payment Delay:	With respect to the Class A Notes, other than the Class A-1 Notes, the payment delay is 24 days. With respect to the Class A-1 Notes, the payment delay is zero days.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Note Rate:

Interest will accrue on the Class A Notes, other than the Class A-1 Notes, at a fixed rate during the month prior to the month of the related Payment Date based on an assumed year of 360 days, consisting of twelve 30-day months.

The coupon on the Class A-1 Notes will be equal to the lesser of (a) One-Month LIBOR plus [0.__ ] % per annum and (b) 8.00% per annum, payable monthly.

With respect to any Payment Date, the Class A-1 Notes will be entitled to interest accrued from and including the preceding Payment Date (or from and including the Closing Date in the case of the first Payment Date) to and including the day prior to the then current Payment Date (the “Class A-1 Accrual Period”) at the Class A-1 Note Rate on the aggregate principal balance of the Class A-1 Notes on an actual/360-day basis.

The Note Rate applicable to the Class A-5 Notes will increase by 0.50% per annum on the second Payment Date after the first possible Call Date.

Priority of Payments:	On each Payment Date, principal and interest collections will be allocated from the payment account in the following order of priority:

(1) To pay the Credit Enhancer the premium for the Policy;
(2) To pay accrued and unpaid interest on the Class A Notes, pro rata;
(3) To pay as principal on the Class A Notes, an amount equal to the principal collection distribution amount for such Payment Date, allocated as described below;

(4)  To pay as principal to the Class A Notes, an amount equal to the liquidation loss distribution amounts for such Payment Date, together with any such liquidation loss distribution amounts remaining undistributed from any preceding Payment Date;

(5) To pay the Credit Enhancer reimbursements for prior draws made on the Policy, with interest;
(6) To pay as principal on the Class A Notes, the amount necessary to cause the overcollateralization amount to equal the Required Overcollateralization Amount;
(7) To pay the Credit Enhancer any other amounts owed under the insurance agreement; and
(8) To pay the holders of the private securities created with respect to this transaction, any remaining amount

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Principal Distributions
for the Notes:

Any payments of principal allocable to the Class A Notes shall be paid to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, sequentially, in that order, in each case until the outstanding note balances of each of these notes has been reduced to zero.

Servicing Fee:	The primary compensation to be paid to the Servicer in respect of its servicing activities will be 0.50% per annum, payable monthly.

Advancing:	There is no required advancing of delinquent principal or interest by the Servicer, the Trustees, the Credit Enhancer or any other entity.

Credit Enhancement:	Credit enhancement with respect to the Notes will be provided by (1) excess interest, (2) overcollateralization and (3) the Note Insurance Policy.

Excess Interest.  The weighted average home loan rate is generally expected to be higher than the sum of (a) the servicing fee, (b) the weighted average Note Rate and (c) the Credit Enhancer premium. On each Payment Date, excess interest generated during the related collection period will be available to cover losses and build overcollateralization on such Payment Date.

Overcollateralization:  Excess interest will be applied, to the extent available, to make accelerated payments of principal to the securities then entitled to receive payments of principal; such application will cause the aggregate principal balance of the Notes to amortize more rapidly than the home loans, resulting in overcollateralization. Excess interest will be used to pay down the Notes such that, prior to the Stepdown Date, the “Required Overcollateralization Amount” will be equal to approximately 6.00% of the original pool balance as of the cut-off date. On or after the Stepdown Date, the “Required Overcollateralization Amount” will be equal to the lesser of (a) the Required Overcollateralization Amount as of the initial Payment Date and (b) 12.00% of the current pool balance, but not lower than 0.50% of the original pool balance as of the cut-off date.

Financial Guarantee Policy: The Credit Enhancer will unconditionally and irrevocably guarantee: (a) timely payment of interest, (b) the amount of any losses not covered by excess

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

interest or overcollateralization, and (c) the payment of principal due on the Notes on the final Payment Date. The Financial Guarantee Policy will not cover shortfalls of interest resulting from the Servicemembers Civil Relief Act or from prepayment interest shortfalls. The Financial Guarantee Policy is not cancelable for any reason.

Stepdown Date:	The Stepdown Date is the Payment Date (subject to the satisfaction of certain loss criteria) occurring on the later of:
(1) the Payment Date in October 2008 (i.e. on the 31st Payment Date); and
(2) the first Payment Date on which the current pool balance has been reduced to an amount equal to 50% of the original pool balance as of the cut-off date.

Optional Redemption:

The Servicer may, at its option, effect an early redemption of the Notes on or after any Payment Date when the current pool balance declines to less than 10% of the original pool balance of the home loans as of the cut-off date.

The purchase price payable by the servicer for the home loans will be the sum of: (1) the aggregate outstanding principal balance of the home loans, or the fair market value of real estate acquired by foreclosure, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the home loans through the day preceding the Payment Date of this purchase; and (2) all amounts due and owing the Credit Enhancer.

Tax Status:	For federal income tax purposes, the Notes will be characterized as indebtedness of the Issuer.

ERISA Eligibility:	The Notes may be purchased by employee benefit plans that are subject to ERISA.

SMMEA Treatment:	The Notes will not constitute “mortgage related securities” for purposes of SMMEA.

Risk Factors:	The issuer free writing prospectus includes certain risk factors that should be considered in connection with the purchase of the Notes.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Home Loan Statistical Information

Set forth below is a description of some additional characteristics of the home loans, which are given as of the cut-off date unless otherwise indicated. All percentages of the home loans are approximate percentages unless otherwise indicated by the cut-off date principal balance. The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Less than 25,000	523	$9,848,511.90	4.28%
25,000 to 49,999	2,289	81,624,768.29	35.51
50,000 to 74,999	1,369	78,258,163.92	34.05
75,000 to 99,999	400	32,702,089.11	14.23
100,000 to 124,999	130	14,152,292.94	6.16
125,000 to 149,999	80	10,332,014.17	4.49
150,000 to 174,999	20	2,947,329.96	1.28
Total	4,811	$229,865,170.29	100.00%

•	The average original principal balance of the home loans as of the cut-off date is approximately $48,368.03.

Outstanding Principal Balances

Range of Outstanding Principal Balances ($)	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Less than 25,000	714	$ 14,470,361.12	6.30%
25,000 to 49,999	2,491	96,398,286.38	41.94
50,000 to 74,999	1,051	64,345,467.41	27.99
75,000 to 99,999	349	29,556,916.65	12.86
100,000 to 124,999	148	16,978,698.82	7.39
125,000 to 149,999	56	7,815,439.91	3.40
150,000 to 174,999	2	300,000.00	0.13
Total	4,811	$229,865,170.29	100.00%

•	The average outstanding principal balance of the home loans as of the cut-off date is approximately $47,779.08.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Home Loan Rates

Range of Loan Rates (%)	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
5.501 to 6.000	4	$ 139,390.68	0.06%
8.001 to 8.500	1	29,305.04	0.01
8.501 to 9.000	3	314,188.39	0.14
9.001 to 9.500	5	175,904.53	0.08
9.501 to 10.000	48	2,492,510.38	1.08
10.001 to 10.500	363	20,567,124.79	8.95
10.501 to 11.000	348	17,130,605.41	7.45
11.001 to 11.500	212	10,408,433.81	4.53
11.501 to 12.000	582	28,362,252.91	12.34
12.001 to 12.500	407	19,541,475.10	8.50
12.501 to 13.000	560	26,880,094.75	11.69
13.001 to 13.500	618	30,448,808.90	13.25
13.501 to 14.000	507	25,241,389.19	10.98
14.001 to 14.500	338	15,694,910.60	6.83
14.501 to 15.000	323	13,731,948.09	5.97
15.001 to 15.500	189	7,316,361.45	3.18
15.501 to 16.000	199	7,599,877.13	3.31
16.001 to 16.500	97	3,593,275.53	1.56
16.501 to 17.000	7	197,313.61	0.09
Total	4,811	$229,865,170.29	100.00%

•	The weighted average loan rate of the home loans as of the cut-off date is approximately 12.829%.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios (%)	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
40.00 or less	1	$ 38,962.87	0.02%
40.01 to 45.00	1	45,712.58	0.02
70.01 to 75.00	1	37,037.90	0.02
85.01 to 90.00	3	105,933.09	0.05
90.01 to 95.00	6	284,010.58	0.12
95.01 to 100.00	57	2,366,589.64	1.03
100.01 to 105.00	328	12,092,199.78	5.26
105.01 to 110.00	630	26,094,825.58	11.35
110.01 to 115.00	822	38,127,986.54	16.59
115.01 to 120.00	980	49,466,424.10	21.52
120.01 to 125.00	1,982	101,205,487.63	44.03
Total	4,811	$229,865,170.29	100.00%

•

The minimum and maximum combined loan-to-value ratios of the home loans as of the cut-off date are approximately 28.00% and 125.00%, respectively, and the weighted average combined loan-to-value ratio of the home loans as of the cut-off date is approximately 117.27%.

Property Type

Property Type	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Single Family	4,328	$201,791,398.43	87.79%
Planned Unit Development	241	15,656,007.76	6.81
Condominium	211	10,951,991.22	4.76
Two Family to Four Family	29	1,364,991.10	0.59
Manufactured Housing	2	100,781.78	0.04
Total	4,811	$229,865,170.29	100.00%

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Loan Purpose

Loan Purpose	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Debt Consolidation*	2,661	$127,949,031.54	55.66%
Cash Out Refinance*	1,966	92,794,498.66	40.37
Home Improvement*	133	6,538,629.41	2.84
Rate/Term Refinance*	50	2,555,023.72	1.11
Purchase	1	27,986.96	0.01
Total	4,811	$229,865,170.29	100.00%

*	A portion of the proceeds of some of these home loans may have also been used for refinancing.

Occupancy Status

Occupancy Status	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Primary Residence	4,811	$229,865,170.29	100.00%
Total	4,811	$229,865,170.29	100.00%

Origination Year

Origination Year	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
1998	64	$ 3,356,911.27	1.46%
1999	21	727,585.10	0.32
2003	4	132,077.05	0.06
2004	694	29,880,221.89	13.00
2005	3,391	164,499,894.37	71.56
2006	637	31,268,480.61	13.60
Total	4,811	$229,865,170.29	100.00%

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Original Term to Scheduled Maturity

Range of Months	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
1 to 60	3	$60,773.15	0.03%
61 to 120	12	521,874.07	0.23
121 to 180	1,063	41,884,848.02	18.22
181 to 240	85	3,903,792.12	1.70
241 to 300	3,648	183,493,882.93	79.83
Total	4,811	$229,865,170.29	100.00%

•	The weighted average original term to scheduled maturity of the home loans as of the cut-off date is approximately 277 months.

Remaining Term to Scheduled Maturity

Range of Months	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
1 to 60	3	$ 60,773.15	0.03%
61 to 120	34	1,501,260.64	0.65
121 to 180	1,047	41,164,367.49	17.91
181 to 240	136	6,491,089.84	2.82
241 to 300	3,591	180,647,679.17	78.59
Total	4,811	$229,865,170.29	100.00%

•	The weighted average remaining term to scheduled maturity of the home loans as of the cut-off date is approximately 268 months.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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GMACM Home Loan Trust 2006-HLTV1

Geographical Distributions

State	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Illinois	449	$ 22,400,329.35	9.74%
Georgia	392	19,226,893.48	8.36
Ohio	415	17,944,397.49	7.81
North Carolina	357	17,089,082.60	7.43
New York	285	13,073,341.72	5.69
Indiana	272	11,409,052.77	4.96
Pennsylvania	228	11,018,042.52	4.79
Michigan	223	10,442,327.88	4.54
California	114	9,087,069.03	3.95
Florida	138	7,324,474.91	3.19
South Carolina	160	7,256,468.45	3.16
Alabama	161	6,982,356.69	3.04
Colorado	109	5,895,181.24	2.56
Wisconsin	113	5,703,051.61	2.48
Oklahoma	143	5,674,831.90	2.47
Missouri	130	5,599,854.03	2.44
Virginia	106	5,389,681.33	2.34
Kentucky	118	5,219,435.26	2.27
Other	898	43,129,298.03	18.76
Total	4,811	$229,865,170.29	100.00%

•	“Other” includes states with under 2.00% concentrations individually.

Documentation Type

Documentation Type	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Standard	4,808	$229,738,660.76	99.94%
Select	2	95,764.18	0.04
Stated Income	1	30,745.35	0.01
Total	4,811	$229,865,170.29	100.00%

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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GMACM Home Loan Trust 2006-HLTV1

Debt-to-Income Ratios

Range of Debt-to-Income Ratios (%)	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
10.00 or less	4	$ 250,927.85	0.11%
10.01 to 20.00	40	1,429,974.75	0.62
20.01 to 30.00	511	19,555,274.44	8.51
30.01 to 40.00	1,724	74,929,504.43	32.60
40.01 to 50.00	2,516	132,978,361.11	57.85
50.01 to 60.00	16	721,127.71	0.31
Total	4,811	$229,865,170.29	100.00%

•	The weighted average debt-to-income ratio of the home loans as of the cut-off date is approximately 40.51%.

Credit Scores as of the Date of Origination of the Home Loans

Range of Credit Scores	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
561 to 580	2	$ 60,630.30	0.03%
581 to 600	7	352,775.67	0.15
601 to 620	2	103,032.30	0.04
621 to 640	26	1,132,332.95	0.49
641 to 660	799	30,919,908.84	13.45
661 to 680	1,503	65,781,368.03	28.62
681 to 700	1,060	55,885,651.02	24.31
701 to 720	715	41,278,724.94	17.96
721 to 740	413	20,487,130.26	8.91
741 to 760	167	8,469,053.29	3.68
761 to 780	95	4,620,470.75	2.01
781 to 800	17	598,917.49	0.26
801 or greater	5	175,174.45	0.08
Total	4,811	$229,865,170.29	100.00%

•	The weighted average credit score of the borrower of the home loans as of the cut-off date is approximately 690.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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GMACM Home Loan Trust 2006-HLTV1

Disposable Monthly Income of Borrowers

Range of Disposable Monthly Income ($)	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Less than 1,000	1	$ 24,814.62	0.01%
1,000 to 1,999	50	2,252,381.55	0.98
2,000 to 2,999	1,618	64,765,962.09	28.18
3,000 to 3,999	1,438	65,652,655.77	28.56
4,000 to 4,999	911	48,149,154.69	20.95
5,000 to 5,999	412	23,730,699.77	10.32
6,000 to 6,999	204	12,890,611.80	5.61
7,000 to 7,999	90	5,303,066.57	2.31
8,000 to 8,999	41	3,019,224.96	1.31
9,000 to 9,999	15	1,128,984.77	0.49
10,000 to 10,999	12	1,017,545.57	0.44
11,000 to 11,999	6	588,694.69	0.26
12,000 to 12,999	4	442,652.42	0.19
13,000 to 13,999	3	273,289.10	0.12
14,000 to 14,999	1	83,625.52	0.04
15,000 or greater	5	541,806.40	0.24
Total	4,811	$229,865,170.29	100.00%

•	Determined on a pretax basis by subtracting the borrower’s monthly debt service on outstanding debt from the borrower’s monthly income.
•	The weighted average disposable monthly income of the borrower of the home loans as of the cut-off date is approximately $4,085.79.

Lien Priority

Lien Position	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
Second	4,807	$229,692,298.65	99.92%
First	4	172,871.64	0.08
Total	4,811	$229,865,170.29	100.00%

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Junior Ratios

Range of Junior Ratios (%)	Number of Home Loans	Cut-off Date Principal Balance	Percent of Home Loans by Cut-off Date Principal Balance
10.00 or less	94	$2,016,982.87	0.88%
10.01 to 20.00	1,317	44,531,509.72	19.39
20.01 to 30.00	1,838	84,277,930.98	36.69
30.01 to 40.00	1,205	74,441,288.19	32.41
40.01 to 50.00	311	21,198,645.14	9.23
50.01 to 60.00	24	1,873,925.08	0.82
60.01 to 70.00	13	984,656.62	0.43
70.01 to 80.00	4	300,721.71	0.13
90.01 to 100.00	1	66,638.34	0.03
Total	4,807	$229,692,298.65	100.00%

•

The junior ratio of a mortgage loan is the ratio (expressed as a percentage) of the outstanding balance of such mortgage loan to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such mortgage loan is underwritten.

•	The weighted average junior ratio of the home loans secured by second liens as of the cut-off date is approximately 28.54%.
•	Includes only the home loans secured by second liens

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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GMACM Home Loan Trust 2006-HLTV1

Prepayment Sensitivity

Class A-1 to Maturity/Call	0%	50%	75%	100%	125%	150%
Average Life	8.28	1.42	1.01	0.80	0.67	0.58
Principal Start Date	25-Apr-2006	25-Apr-2006	25-Apr-2006	25-Apr-2006	25-Apr-2006	25-Apr-2006
Principal End Date	25-Jan-2021	25-May-2009	25-May-2008	25-Nov-2007	25-Jul-2007	25-May-2007
Principal Start Period	1	1	1	1	1	1
Principal End Period	178	38	26	20	16	14
Principal Window (months)	178	38	26	20	16	14
Yield	4.98	4.99	4.99	5.00	5.00	5.00
Modified Duration	6.25	1.32	0.96	0.76	0.64	0.56

Class A-2 to Maturity/Call	0%	50%	75%	100%	125%	150%
Average Life	15.90	3.88	2.65	2.00	1.60	1.34
Principal Start Date	25-Jan-2021	25-May-2009	25-May-2008	25-Nov-2007	25-Jul-2007	25-May-2007
Principal End Date	25-Feb-2023	25-Nov-2010	25-May-2009	25-Aug-2008	25-Feb-2008	25-Oct-2007
Principal Start Period	178	38	26	20	16	14
Principal End Period	203	56	38	29	23	19
Principal Window (months)	26	19	13	10	8	6
Yield	5.64	5.57	5.52	5.47	5.43	5.38
Modified Duration	10.26	3.40	2.40	1.84	1.49	1.25

Class A-3 to Maturity/Call	0%	50%	75%	100%	125%	150%
Average Life	18.05	5.88	4.01	3.00	2.36	1.92
Principal Start Date	25-Feb-2023	25-Nov-2010	25-May-2009	25-Aug-2008	25-Feb-2008	25-Oct-2007
Principal End Date	25-May-2025	25-Jul-2013	25-Mar-2011	25-Dec-2009	25-Mar-2009	25-Jul-2008
Principal Start Period	203	56	38	29	23	19
Principal End Period	230	88	60	45	36	28
Principal Window (months)	28	33	23	17	14	10
Yield	5.68	5.64	5.61	5.58	5.54	5.50
Modified Duration	11.04	4.87	3.49	2.69	2.15	1.77

Class A-4 to Maturity/Call	0%	50%	75%	100%	125%	150%
Average Life	20.23	9.68	6.69	5.00	3.94	3.18
Principal Start Date	25-May-2025	25-Jul-2013	25-Mar-2011	25-Dec-2009	25-Mar-2009	25-Jul-2008
Principal End Date	25-Jul-2027	25-Nov-2018	25-Feb-2015	25-Nov-2012	25-Jun-2011	25-Jun-2010
Principal Start Period	230	88	60	45	36	28
Principal End Period	256	152	107	80	63	51
Principal Window (months)	27	65	48	36	28	24
Yield	5.94	5.92	5.90	5.88	5.86	5.83
Modified Duration	11.52	7.15	5.36	4.20	3.41	2.82

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Class A-5 to Maturity	0%	50%	75%	100%	125%	150%
Average Life	22.18	16.36	12.44	9.55	7.56	6.14
Principal Start Date	25-Jul-2027	25-Nov-2018	25-Feb-2015	25-Nov-2012	25-Jun-2011	25-Jun-2010
Principal End Date	25-May-2029	25-Feb-2028	25-Jan-2026	25-Oct-2022	25-Sep-2019	25-Apr-2017
Principal Start Period	256	152	107	80	63	51
Principal End Period	278	263	238	199	162	133
Principal Window (months)	23	112	132	120	100	83
Yield	6.11	6.13	6.15	6.15	6.15	6.14
Modified Duration	11.89	10.05	8.41	6.97	5.84	4.94

Class A-5 to Call	0%	50%	75%	100%	125%	150%
Average Life	21.75	14.19	10.16	7.64	6.01	4.88
Principal Start Date	25-Jul-2027	25-Nov-2018	25-Feb-2015	25-Nov-2012	25-Jun-2011	25-Jun-2010
Principal End Date	25-Jan-2028	25-Sep-2020	25-Aug-2016	25-Jan-2014	25-May-2012	25-Mar-2011
Principal Start Period	256	152	107	80	63	51
Principal End Period	262	174	125	94	74	60
Principal Window (months)	7	23	19	15	12	10
Yield	6.10	6.09	6.08	6.07	6.05	6.04
Modified Duration	11.78	9.27	7.39	5.95	4.90	4.11

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus for

GMACM Home Loan Trust 2006-HLTV1

Contacts

Bear Stearns Contacts

Name:	Telephone:	E-Mail:
Jonathan Lieberman Senior Managing Director	(212) 272-2703	jlieberman@bear.com
Brian Mendell	(212) 272-1601	bmendell@bear.com
Lisa Marks Managing Director	(212) 272-6420	lmarks@bear.com
Thomas Durkin Associate Director	(212) 272-5451	tdurkin@bear.com
Jeff Maggard Managing Director	(212) 272-9457	jmaggard@bear.com
Soung Ho Park Collateral Analyst	(212) 272-5316	shpark@bear.com

Bear Stearns Trading Contacts

Name:	Telephone:	E-Mail:
Jeffrey Verschleiser Senior Managing Director	(212) 272-5451	jverschleiser@bear.com
Scott Eichel Senior Managing Director	(212) 272-5451	seichel@bear.com
Carol Fuller Senior Managing Director	(212) 272-4955	cfuller@bear.com
Angela Ward Associate Director	(212) 272-4955	adward@bear.com

Rating Agency/Credit Enhancer Contacts

Name:	Telephone:	E-Mail:
Moody’s Wen Zhang	(212)553-7710	wen.zhang@moodys.com
Standard and Poor’s Carissa Hinman	(212) 438-1567	carissa_hinman@standardandpoors.com
FGIC Polly Pao	(212) 312-3283	polly.pao@fgic.com

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.